As filed with the Securities and Exchange Commission on November 21, 2012

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORTLAND BANCORP

(Exact name of registrant as specified in its charter)

Ohio	6035	34-1451118
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

194 West Main Street

Cortland, OH 44410

(330) 637-8040

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

With a copy to:

James M. Gasior	Cynthia A. Shafer
Cortland Bancorp	Vorys, Sater, Seymour and Pease LLP
194 West Main Street	301 E. Fourth Street
Cortland, OH 44410	Suite 3500
(330) 637-8040	Great American Tower
Cincinnati, OH 45202
(513) 723-4009

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment therein that shall become effective upon filing with the Commission pursuant to Rule 162(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common shares, no par value	2,000,000 (1)	$ 9.925 (2)	$19,850,000(2)	$2,707.54

(1)	Pursuant to 17 C.F.R. Section 230.416, this Registration Statement shall be deemed to cover additional shares to be offered or issued pursuant to the Cortland Bancorp Amended and Restated Dividend Reinvestment Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Pursuant to 17 C.F.R. Section 230.457(c), because the offering price is not yet known, the proposed maximum offering price per share and the proposed maximum aggregate offering price solely for purposes of calculating the amount of the registration fee is based on the $9.925 average of the $10.10 high and the $9.75 low sales prices for Cortland Bancorp common shares as reported on the OTC Market on November 19, 2012.

PART I

INFORMATION REQUIRED IN PROSPECTUS

CORTLAND BANCORP

DIVIDEND REINVESTMENT PLAN

Prospectus

Cortland Bancorp

194 West Main Street

Cortland, Ohio 44410

1-330-637-8040

CORTLAND BANCORP

AMENDED AND RESTATED

DIVIDEND REINVESTMENT PLAN

AS OF NOVEMBER 20, 2012

2,000,000 Common Shares, no par value

Cortland Bancorp (the “Company”) is offering existing record shareholders the opportunity to participate in our Amended and Restated Dividend Reinvestment Plan (the “Plan”). The Plan is designed to be a convenient and economical method of purchasing shares of the Company.

If you are an existing holder of our shares, you may elect to have all or a portion of your cash dividends automatically invested in additional shares without payment of any brokerage commission or service charge. Commencing in February 2013, you may also elect to purchase our shares with supplemental cash payments without payment of any brokerage commission or service charge. The current minimum supplemental contribution is $100 per month, and the maximum is $2,500 per month, although the Company may change such amounts at any time. Shares will be purchased in the market at the market price as of the investment date or from the Company at a market price determined by the closing sales prices of our shares on the OTC Market over a period of ten trading days, as set forth in the Plan. On November 19, 2012, the closing sale price of our shares on the OTC Market was $10.10 per share.

Information about our shares is provided on the OTC Market under the symbol “CLDB.”

Investments in our shares involve risks. Before purchasing any of our shares, you should read carefully the information set forth under the heading “Risk Factors” beginning on page 4, as well as the risk factors described in our Securities and Exchange Commission filings, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

The shares offered by this Prospectus are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other government agency and are subject to investment risk, including loss of principal.

None of the Securities and Exchange Commission, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 21, 2012.

No person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date as of which information is set forth herein. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

CORTLAND BANCORP

AMENDED AND RESTATED

DIVIDEND REINVESTMENT PLAN

2,000,000 Common Shares

The Cortland Bancorp Amended and Restated Dividend Reinvestment Plan (the “Plan”), described herein, offers the holders of common shares of Cortland Bancorp a simple and convenient method of increasing their holdings in our company by directly reinvesting dividends. If you participate in the Plan (“Participants”), the cash dividends paid on your shares will be automatically reinvested in our shares. You may elect to reinvest dividends on either all or a portion of your shares. You may also invest additional amounts in our shares, subject to certain limitations.

This Prospectus relates to 2,000,000 of our shares registered for sale under the Plan, together with any additional shares resulting from any stock splits, dividends, recapitalizations or similar transactions. Shares acquired for the Plan will be purchased in the market, through privately negotiated transactions, or from the Company directly. The purchase price of shares purchased in the market or in negotiated transactions will be the average price per share paid for all of the shares purchased for the Plan with dividends. The purchase price of shares purchased from us will be the fair market value per share, determined as further described herein, on the date of the purchase. Shareholders who do not elect to participate in the Plan will continue to receive dividends, as declared and paid, by check or advice of credit. Participants will have their dividends, as declared and paid, automatically reinvested as further described herein.

Information with respect to transactions in our shares is currently provided on the OTC Market under the symbol “CLDB.”

It is suggested that this Prospectus be retained for future reference.

About this Prospectus

This Prospectus is part of a Registration Statement on Form S-3 (the “Registration Statement”) that we have filed with the Securities and Exchange Commission (the “SEC”). Under the Registration Statement, we may from time to time sell up to 2,000,000 of our shares under the Cortland Bancorp Dividend Reinvestment Plan. The terms and conditions of the Plan are set forth under the caption “The Dividend Reinvestment Plan” beginning on page 5 of this Prospectus.

Please read this Prospectus carefully. If you own our shares now, or if you decide to invest in our shares in the future, please keep this Prospectus with your permanent investment records because it contains important information about the Plan. This Prospectus supersedes any prior Plan prospectuses, including supplements thereto, in their entirety. You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to give you any information or make any representation not contained or incorporated by reference in this Prospectus. You must not rely on any unauthorized information or representation. This Prospectus is an offer to buy only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this Prospectus is accurate on any date subsequent to the date hereof, or that any information we have incorporated herein by reference is correct on any date subsequent to the date of the document incorporated herein by reference, even though this Prospectus is delivered or securities are sold on a later date. As used in this Prospectus, unless the context suggests otherwise, the terms the “Company,” “we,” “us” and “our” refer to Cortland Bancorp, an Ohio corporation, and, where applicable, its subsidiaries on a consolidated basis.

Cortland Bancorp

Cortland Bancorp was incorporated under the laws of the State of Ohio in 1984, as a one bank holding company registered under the Bank Holding Company Act of 1956, as amended. The principal activity of the company is to own, manage and supervise The Cortland Savings and Banking Company (the Bank”). The Company owns all of the outstanding shares of the Bank. The Bank owns all of the outstanding shares of CSB Mortgage Company, Inc., a mortgage banking subsidiary (“CSB”).

The Bank is a full service state chartered bank engaged in commercial and retail banking and wealth management services. The Bank’s services include checking accounts, savings accounts, time deposit accounts, commercial, mortgage and installment loans, night depository, automated teller services, safe deposit boxes and other miscellaneous services normally offered by commercial banks. The Bank also offers a variety of Internet Banking products as well as Remote Deposit Capture. The Bank conducts business from 13 offices located in Trumbull, Portage, Mahoning, Ashtabula and Geauga Counties, Ohio.

Our principal executive office is located at 194 West Main Street, Cortland, Ohio 44410. Our telephone number is (330) 637-8040. Our Web site address is www.cortland-banks.com. Information included or referred to on our Web site is not incorporated by reference in or otherwise a part of this Prospectus.

Forward-Looking Statements

This Prospectus and the documents we file or have filed with the SEC that are incorporated herein by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, statements regarding our future business, financial performance and financial condition. We use words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties are described under the “Risk Factors” heading of our periodic reports filed with the SEC, which are incorporated by reference in this Prospectus, and include those items set forth below under the caption “Risk Factors.” Except as required by applicable laws or the rules and regulations of the SEC, we undertake no obligation to publicly update any forward-looking statements or risk factors, whether as a result of new information, future events or other. However, you should review any further disclosures made on related subjects in our subsequent filings and reports with the SEC. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

Risk Factors

Investing in our shares involves a number of risks. Before purchasing our securities, you should carefully review the risk factors that are described in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, as filed with the SEC on November 13, 2012, as well as any other periodic filings with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. Although we have tried to disclose key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Each of the risks described could result in a decrease in the value of our securities and your investment in them. Many of the important factors that will determine our future financial performance and financial condition are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the dates such forward-looking statements are made.

In addition to the risks described in our Exchange Act filings, you should also consider the following risks specific to your investments under the Plan:

You are subject to the risk of fluctuations in the market price of our shares because you will not have the ability to control the prices or timing of purchases of shares under the Plan.

The prices at which our shares trade in the market fluctuates significantly. Because you do not have the ability to control the timing of purchases made under the Plan or the prices paid for the shares, you bear the market risk associated with the fluctuations in the price of our shares. The effect of Plan purchases may cause the market price to rise before investment dates and to fall after investment dates.

The issuance of additional shares under the Plan could dilute the value of your shares and your voting power.

The issuance of additional shares, or even just the possibility of additional shares being issued, could negatively affect the per share market price of our shares. In addition, the issuance of additional shares could dilute your percentage ownership interest and voting power.

The Dividend Reinvestment Plan

The following questions and answers constitute the Plan. The Plan is supplemented by the Stockholder Investment Services Agreement (the “Agreement”) which will exist between the shareholders participating in the Plan (the “Participants”) and Illinois Stock Transfer Company, which will administer the Plan (the “Administrator”).

1. What is the purpose of the Plan?

The purpose of the Plan is to provide participating shareholders with a simple and convenient method of investing cash dividends paid by us on our shares into additional shares. The Administrator is expected to purchase shares in the open market or in negotiated transactions, but the Administrator may also purchase authorized but unissued or treasury shares directly from us. We will not receive any funds from the purchases of shares made by the Plan in the open market or through privately negotiated transactions. If authorized but unissued shares or treasury shares are purchased from us for use in the Plan, we will use the proceeds for general corporate purposes, to supplement our capital, to support growth or as a contribution to the capital of the Bank, which may use the capital for similar purposes.

The Plan is designed for long-term investors to invest and build their share ownership over time and not for persons to generate short-term profits or to engage in transactions that may cause aberrations in the price or trading volume of our shares. We therefore reserve the right to refuse, modify, suspend or terminate participation by otherwise eligible shareholders who engage in, or who we believe may engage in, practices we consider to be inconsistent with the purposes of the Plan.

2. Who is eligible to participate?

Generally, all holders of record of our shares are eligible to participate in the Plan. Shareholders whose shares are registered in names other than their own (for instance, in the name of a broker or bank nominee) must become holders of record by having their shares transferred into their own names (for instance, having an actual stock certificate(s) issued in their respective name(s)). We reserve the right to deny participation in the Plan to any shareholder who resides in a jurisdiction having laws or regulations that impose conditions upon the Plan that are unacceptable to us, or who fails to provide documentation acceptable to us of the shareholder’s state or country of residence. You will be required to certify as to your state or country of residence on the authorization card required for enrollment in the Plan and agree to notify the Administrator if such state or country of residence changes. Upon receipt of the authorization card, the Administrator will notify you if the Plan is not available where you reside. If you have questions regarding your eligibility to participate in the Plan, please contact the Administrator, whose contact information is provided in Question 4.

3. What are the advantages of the Plan?

•	Regular and convenient reinvestment of dividends without service charges or brokerage commissions

•	Supplemental direct cash investments for the purchase of additional shares without brokerage fees or commissions

•	Increased ownership of Cortland Bancorp shares each time a dividend is paid, regardless of your present level of ownership

•	Complete utilization of dividends, since both full and fractional shares are credited to your account and dividends on fractional shares are also reinvested

•	Simplified record keeping by means of a statement mailed to you after each investment

4. Who administers the Plan?

Illinois Stock Transfer Company (“IST”), our transfer agent, administers the Plan for us, serves as Administrator for Participants, keeps records, sends statements of account to Participants and performs other duties related to the Plan. Shares purchased under the Plan will be registered in the name of the Administrator (or its nominee) and credited to the account of individual Participants. All communications to the Administrator regarding the Plan should be addressed to:

IST Shareholder Services

433 S. Carlton Ave.

Wheaton, Illinois 60187

Phone: 630-480-0393

800-757-5755

Fax: 630-480-0641

Hours: 7:30 AM to 4:00 PM Central Time

www.illinoisstocktransfer.com

5. How do I participate?

A person who is a record holder of our shares may join the Plan at any time by completing and signing the stockholder authorization card and returning it to the Administrator. Such authorization will be effective as of the first dividend payment date after receipt by the Administrator of the authorization card, provided that it is received at least five business days before the record date for that dividend. All authorizations currently on file are deemed to remain in effect until terminated by the respective shareholders. You may obtain additional authorization cards by writing to the Administrator.

6. What are the features under the Plan?

You may elect to reinvest dividends on either all or a portion of your certificated shares and reinvest dividends paid on all or a portion of your shares held or subsequently held by the Plan.

The Administrator will automatically reinvest all dividends paid on shares held by the Plan until participation with respect to these shares is terminated. Information regarding the termination of participation is provided in Question 21. The authorization card allows you to indicate how you wish to participate in the Plan.

If you are a Participant, you may also send to the Administrator for safekeeping any certificated shares you own (see Question 17).

7. When may I join the Plan?

You may join the Plan at any time. If the Administrator receives an authorization card at least five business days before the record date established for a particular dividend, reinvestment will commence with that dividend. In months in which a dividend is not paid, the deadline is approximately two weeks prior to the investment date. If the authorization card is received after the fifth business day before the record date established for a particular dividend, then the reinvestment of dividends will not begin until the next dividend payment date.

8. How does the reinvestment of dividends work?

The Plan works automatically. Instead of sending dividend payments on participating shares to Participants, we forward these payments to the Administrator. The Administrator will automatically reinvest such funds, reduced by any required withholding for federal income tax purposes (see Question 23), in additional shares. We do not guarantee that dividends will be paid in the future or when dividends will be paid.

9. When and at what price will shares be purchased under the Plan?

Shares will be purchased by the Administrator commencing on the dividend payment date or on or about the 26th day of each month in which dividends are not paid. Any shares purchased with supplemental payments during a month in which dividends are not paid will be purchased on the open market or in negotiated transactions. In months in which dividends are paid, we may in our discretion make available all or any portion of the shares needed to satisfy the Plan’s needs for shares. To the extent the Plan purchases shares on the open market or in negotiated transactions, neither the Company nor any affiliate of the Company will exercise any direct or indirect control or influence over the times when, or the prices at which, the Administrator may purchase shares for the Plan, the number of shares to be purchased, the persons from or through whom the shares are purchased, or the manner in which the shares are purchased.

If any shares are purchased by the Administrator in the market or in negotiated transactions for a particular dividend payment date, the purchase price for such shares will be the weighted average price per share of all shares purchased for the Plan in the open market or by negotiated transactions for the relevant dividend payment date. If some shares are purchased in the open market or by negotiated transactions and some are purchased directly from the Company, the purchase price of the shares acquired directly from the Company will be the weighted average price per share paid for the shares purchased in the open market or by negotiated transactions for that dividend payment date. If all shares for a particular dividend payment date are purchased directly from the Company, the purchase price for the shares will be determined by averaging the closing sale prices of our shares as reported on the OTC Market for a period of 10 trading days. The calculation period will begin 10 trading days before the dividend payment date and end the day before the dividend payment date. For example, if a dividend payment date was February 26, 2013, the purchase price will be determined by the average of the closing sales prices of our shares starting on February 11, 2013, and ending on February 25, 2013. If there are no sales of our shares reported on the OTC Market during the measurement period or if the Board of Directors determines that such price does not accurately reflect fair market value as of the date on which the dividend is paid, the Company will issue no shares.

If at any time the Administrator is unable to purchase shares (by reason of the unavailability of shares to purchase, the operation of applicable laws, the closing of the securities markets or any other temporary curtailment or suspension of purchases), neither the Company nor the Administrator shall have any liability to any participant arising out of the inability to make purchases at such time. If the Administrator is able to purchase shares but not a sufficient number to invest all dividends and supplemental payments, priority will be given to the investment of dividends. Other than such priority for dividends, amounts will be invested pro rata.

10. How many shares of common stock will be purchased for Participants?

The number of shares to be purchased depends upon the number of shares the Participants have participating in the Plan, the amount of dividends paid on those shares, as reduced by any withholding for federal income tax purposes (see Question 23), and the purchase price of the shares. Each Participant’s account will be credited with the number of shares, including fractions computed to three decimal places, that results from dividing the total funds to be invested for the Participant by the applicable purchase price. If the Administrator is able to purchase some shares but not a sufficient number to invest all dividends and supplemental investments, priority will be given to the investment of dividends. Other than such priority for dividends, amounts will be invested pro rata.

11. Are there any expenses to me in connection with purchases under the Plan?

You pay no commissions, service charges or fees in connection with share purchases. We pay all commissions, service charges and fees for purchases as long as you are enrolled in the Plan. However, if you withdraw from the Plan and request that your shares be sold, you will pay a brokerage commission, liquidation or termination fee, and any applicable transfer tax. The current termination fee is $15.00. Commissions fluctuate. Such commissions, fees and other charges may change. You may obtain current information on such amounts from the Administrator at any time.

12. What type of reports will I receive?

Following each purchase of shares or other transaction (such as a sale of shares) for your account, the Administrator will mail to you a statement of account showing the amount invested, purchase price, number of shares purchased, service charges (which will generally be zero on purchases of shares) and other similar information for the year to date. These statements will be a complete record of your purchases and should be retained for income tax and other purposes. In addition, you will receive copies of all communications sent to record holders of our shares, including our annual report to shareholders, a notice of the annual meeting, proxy statements and Internal Revenue Service (the “IRS”) information for reporting dividend income received.

13. May I purchase additional shares through supplemental cash contributions?

Once you have been enrolled in the Plan and commencing in February 2013, you may begin to make supplemental cash payments to your account for the purchase of additional shares. The minimum amount you may contribute for supplemental investment at any time is $100, and you may invest up to $2,500 per month in addition to your reinvestment of dividends. The purchase of shares through supplemental contributions is completely voluntary, and you need not send the same amount each time. Supplemental contributions must be received by the Administrator by the 15th day of a month in which a dividend is paid (or the next business day if the 15th day is not a business day) for investment beginning on the Company’s normal dividend payment date, along with the reinvestment of cash dividends, or by the 15th day of a month in which no dividend will be paid (or the next business day if the 15th day of the month is not a business day). No interest will be paid on funds pending investment in shares. A detachable form for use in making supplemental contributions will be attached to each Plan statement you receive. If you do not have a Plan statement available, you may simply send your supplemental contribution to the Administrator with a letter that contains your Plan account number, Taxpayer ID Number (social security number), and the name(s) in which your shares are held. The letter should instruct the Administrator to purchase additional shares for your account. Supplemental contributions must be made by check or money order in U.S. funds, payable to the order of the Administrator. If a supplemental payment is received after the 15th day of a month and before the regularly scheduled investment date in that month, such supplemental payment will be held by the Administrator and invested after the regularly scheduled investment date promptly after sufficient supplemental payments are accumulated to direct the investment of at least 100 shares. If a supplemental payment is received after the regularly scheduled investment date and before the 15th of the following month, generally such payment will be held and invested on the regularly scheduled investment date in the next month. If, however, a supplemental payment is received after the regularly scheduled investment date and more than 30 days before the next regularly scheduled investment date, the Administrator may invest the payment before the 15th day of the next month if all such supplemental payments received after the regular investment date and more than 30 days before the next regularly scheduled investment date are sufficient to purchase at least 100 shares.

You may obtain a refund of any supplemental contribution not already invested if a written request for such a refund is received by the Administrator more than 48 hours prior to the next succeeding investment date. Any supplemental contributions not invested within 30 days after such funds are received by the Administrator will be returned to the shareholder. You are encouraged, therefore, to make supplemental payments as close as possible to the 15th day of the month. Shares purchased with supplemental payments will be held, and the dividends from such shares will be reinvested, in the same manner as all other shares purchased through the Plan. You should note that shares received by the Administrator during the month prior to a dividend record date may not be invested in time to entitle such shares to the next dividend.

14. If I am an employee of the Company or one of its subsidiaries, may I make supplemental contributions through payroll deductions?

Yes, employees of the Company and its subsidiaries who are enrolled in the Plan may make supplemental contributions to their accounts under the Plan of not less than $20 per pay period by means of payroll deductions. To initiate payroll deductions, an employee must complete a payroll deduction authorization form and return it to the Human Resources Department at the Bank. Forms will be processed and become effective as promptly as practical.

Once an employee has begun payroll deductions, the funds represented by such payroll deductions will be forwarded by the Human Resources Department for investment as supplemental investments under the Plan at such time as payroll deductions accumulated for the employee equal or exceed the minimum amount for supplemental contributions, currently $100.

An employee may increase, decrease or cease his or her payroll deductions at any time by giving written notice to the Human Resources Department at the Bank and by completing a new payroll deduction authorization form indicating the changes.

No interest will be paid on payroll deductions pending investment.

Payroll deductions can be commenced beginning in January 2013.

15. May I change my participation under the Plan?

You may elect at any time to change your level of participation by requesting and executing a new authorization card (or instructions in written form will also be accepted) and returning it to the Administrator. You may obtain stockholder authorization cards by contacting the Administrator. Changes in the level of participation will be effective in the same manner as the initial authorization for participation.

16. Will certificates be issued for shares purchased under the Plan?

Shares purchased by the Administrator for your account will be registered in the name of the Administrator or its nominee and will be held by the Administrator for safekeeping. This feature protects against loss, theft or destruction of certificates. The number of shares credited to your account under the Plan will be shown on the statement of account sent to you. No certificates will be issued for the shares purchased with the dividends unless you request it. Certificates representing fractional shares will not be issued under any circumstances.

17. How does the “safekeeping program” work?

In addition to retaining the shares purchased under the Plan, the Administrator provides a “safekeeping program” under which any certificated shares you send to the Administrator for safekeeping are held for you in a custodial account until certificates are requested. Only Participants in the Plan may participate in the “safekeeping program.” If you would like the Administrator to hold shares that you currently hold or subsequently acquire, you should send the certificates to the Administrator at the address provided in Question 4. There is no charge for the safekeeping service. You may at any time request that certificates be issued for all or a portion of your shares held for safekeeping by contacting the Administrator in writing. Certificates for fractional shares will not be issued.

18. May I receive certificated shares purchased under the Plan?

You may at any time withdraw all or a portion of the shares credited to your account under the Plan and receive certificates representing such shares by notifying the Administrator in writing that you wish to withdraw shares and specifying the number of whole shares to be received. This notice should be mailed to the Administrator at the address provided in Question 4. Certificates for whole shares which are withdrawn will be registered in the name of and issued to the Participant. In no case will certificates representing fractional shares be issued. All future dividends paid on shares withdrawn as described in this paragraph and on shares remaining in the Participant’s account will continue to be reinvested until five days after the Administrator receives written notice of termination (see Question 21).

You may not pledge shares credited to your account under the Plan. If you wish to pledge shares credited to your account, you must request that a certificate for such shares be issued in your name.

19. What happens to any fractional share when I request certificated shares from the Plan?

Upon your termination of participation in the Plan, a certificate for all whole shares held in your account will be issued. Fractional shares will be liquidated and paid by check. The per share price for the fractional liquidation will be the price paid for shares in the Plan on the most recent dividend payment date.

20. What happens to my Plan account if all certificated shares in my own name are transferred or sold?

If you dispose of all shares for which you hold certificates or which are held by a broker on your behalf (i.e., shares which are not held by the Plan), dividends on all shares held by the Administrator in your account, including dividends paid on shares held by the Administrator for safekeeping, will continue to be reinvested until the Administrator is notified that you wish to completely or partially terminate your participation in the Plan.

21. How do I terminate participation in the Plan?

You may completely or partially discontinue the reinvestment of dividends under the Plan at any time by notifying the Administrator in writing to that effect. Notice of complete termination of participation in the Plan should be sent to the Administrator at the address provided in Question 4. To prevent the reinvestment of dividends in accordance with the Plan, notice of termination must be received by the Administrator at least five days prior to the dividend record date for the next dividend to be paid. Participants may decrease (or increase) their level of participation in the Plan by returning to the Administrator a properly completed authorization card at least five business days before the record date for which the change is to be effective.

22. May I re-join the Plan after terminating participation?

Once you have terminated participation in the Plan and a certificate has been issued, you may not enroll in the Plan for one year.

23. What are the federal income tax consequences of Participation in the Plan?

The following is a brief summary of certain federal income tax consequences, applicable as of the date of this Prospectus, of participation in the Plan. The information in this summary is based upon the Internal Revenue Code of 1986, as amended, regulations of the U.S. Department of Treasury promulgated thereunder, current administrative interpretations and practices of the IRS and court decisions, all as of the date of this Prospectus. Future legislation, Treasury Department regulations, administrative interpretations and practices or court decisions could significantly change the current law or adversely affect existing interpretations of current law. Any change could apply retroactively to transactions preceding the date of the change. This summary is for general information purposes only and does not constitute tax advice. This summary also does not address state, local or foreign income or other tax laws or the tax consequences to types of persons subject to special treatment under the federal tax laws (for example, partnerships or tax-exempt organizations) or Participants residing outside of the United States.

In general Participants in the Plan will have the same federal income tax consequences with respect to dividends as shareholders not participating in the Plan. A Participant generally will be treated for federal income tax purposes as having received, on each dividend payment date, a distribution equal to the full amount of the cash dividends payable on both the shares registered in the Participant’s own name and the shares held through the Plan. In addition, the amount of brokerage commissions the Company pays on a Participant’s behalf will be treated as a distribution to the Participant which is subject to federal income tax in the same manner as dividends. The sum of these amounts will be the Participant’s tax basis in these shares.

Each employee who purchases shares through payroll deductions will recognize the same amount of compensation and other income for federal income tax purposes as such employee would have recognized had he or she not purchased shares through payroll deductions. Generally, an employee’s payroll deductions will be made on an “after-tax” basis.

A Participant’s holding period for shares purchased under the Plan generally will begin on the date following the date on which the shares are credited to the Participant’s Plan account. Each Participant who makes a supplemental investment under the Plan will not be treated for federal income tax purposes as having received income by virtue of the purchase of the shares with the supplemental investment. A Participant’s supplemental investment will be made on an “after- tax” basis; therefore, the amount of any such investment will not be deducted or excluded from the Participant’s compensation or other income otherwise paid by the Company. The Participant’s cost basis in any shares purchased with supplemental investments will be the cost of the shares, including any brokerage commissions paid by the Company on the Participant’s behalf.

Each statement of account under the Plan will show the price per share to the Participant of shares purchased with reinvested dividends and supplemental investments. That price, which will include the brokerage commissions paid by the Company on behalf of the Participant on Plan purchases of shares, is the federal income tax cost basis to the Participant of shares acquired under the Plan. The statement of account will also show the date on which shares purchased under the Plan were credited to the Participant’s account.

Information forms (Forms 1099-DIV) will be mailed to Plan Participants each year and will set forth the taxable dividends and brokerage commissions reportable for federal income tax purposes. These dividends and brokerage commissions must be reported on the Participant’s federal income tax return.

Reinvested dividends are not subject to U.S. backup withholding unless (a) a Participant fails to give the Participant’s social security or tax identification number to the Company, (b) the IRS notifies the Company that the Participant is subject to tax withholding or (c) the Participant fails to certify, under penalties of perjury, that the Participant is not subject to backup withholding if such certification is required. If a Participant is a shareholder whose dividends are subject to tax withholding, the Company will apply toward the purchase of shares under the Plan an amount equal to the dividends being reinvested less the amount of tax required to be withheld. The Participant’s statement of account under the Plan will indicate the amount of tax withheld.

A Participant will not recognize any taxable income upon receipt of a certificate for whole shares credited to the Participant’s account under the Plan, whether upon request for such a certificate, upon the Participant’s termination of an account under the Plan or upon termination of the Plan. However, a Participant may recognize a gain or loss upon receipt of a cash payment for shares credited to a Plan account when the account is terminated by the Participant, when shares credited to the account are sold or exchanged or when the Plan is terminated. The amount of any such gain or loss will be the difference between the amount received for the shares and the Participant’s tax basis in the shares and generally will be treated as a capital gain or loss, if the Participant held such shares as a capital asset.

You should consult your personal tax advisor with specific reference to your tax situation and potential changes in the applicable law as to all federal, state, local, foreign and other tax matters in connection with the reinvestment of dividends and purchases of shares under the Plan, your cost basis and holding period for shares acquired under the Plan, and the character, amount and tax treatment of any gain or loss realized on the disposition of shares. Unless a participant elects a different method, the Administrator will report the cost basis of shares purchased under the Plan after January 1, 2011 using the first-in, first out method. This means that when a participant elects to sell or dispose of shares acquired under the Plan on or after January 1, 2011, the amount of gain or loss will be calculated using the tax basis of the oldest shares acquired by the participant on or after January 1, 2011. A participant may be able to elect that the cost basis of shares acquired under the dividend reinvestment plan after January 1, 2011 be determined using a different method. The participant should consult with the participant’s personal tax advisors for more information on whether and how to elect a different method of determining the cost basis of shares acquired under the Plan after January 1, 2011.

24. What happens if the Company issues a share dividend or declares a stock split?

Any share dividend or shares resulting from stock splits with respect to shares held in your account will be credited to your account in book entry form, and all dividends paid on such shares will be reinvested until you terminate your participation in the Plan with respect to such shares (see Question 21).

25. How will my shares be voted at each meeting of shareholders?

We will send to you proxy forms representing both the shares registered in your own name and the shares held in your Plan account. When completed, signed and returned, such proxies will be voted as directed. If you sign and return a proxy card but no instructions are provided, the shares will be voted as management indicates on the card. If you do not return the proxy card or instruction form, or if you return it unsigned, none of your shares to which the proxy pertains will be voted unless you attend the meeting and vote in person. If you do not have shares registered in your own name, we will send to you a proxy form on which to indicate how the shares held in your Plan account are to be voted.

26. Can I sell shares through the Administrator?

You may sell any or all shares you own in the Plan by notifying the Administrator in writing. Shares enrolled in the Plan but held by you in certificated form may also be sold through the Administrator after depositing those shares with the Administrator in the Safekeeping Program. Any brokerage commission or service charge (see Question 11), any amount required to be withheld for income tax purposes and any applicable transfer taxes incurred in connection with the sale of shares by the Administrator will be deducted from the proceeds of such sale. Sales will generally be made within five business days following receipt of the written request to sell, but the Administrator reserves the right to delay such sales for up to 30 days if market conditions or administrative factors make an earlier sale impracticable. Proceeds will be sent to you as soon as is practicable following the settlement for the sale of the shares. If all shares in the account are sold and the account is terminated, a termination fee will be required, currently $15.00. If less than all of the shares in the account are sold and the account remains open, no service charge or fee will be charged. Brokerage commissions fluctuate. You may obtain information about current service charges and commissions from the Administrator.

27. May I transfer shares I own in the Plan to someone else?

You are permitted to change the ownership of all or part of your shares held under the Plan. If you wish to change the ownership of all or part of your shares held under the Plan through gift, private sale or otherwise, you may effect the transfer by mailing a properly completed and executed transfer of stock form to the Administrator. Transfers of less than all of your shares must be made in whole share amounts. You may not transfer a fraction of a share unless you transfer your entire account under the Plan. Requests for transfer are subject to the same requirements as for the transfer of common share certificates, including the requirement of a signature guarantee by an eligible guarantor institution. You may obtain transfer of stock forms from the Administrator. Shares you transfer to another person will continue to be held under the Plan. The Administrator will open an account in the name of the transferee, if he or she is not already a Participant in the Plan. The transferee will automatically be enrolled in the Plan. If the transferee is not already a Participant in the Plan, all dividends on shares transferred to the transferee’s account under the Plan will be reinvested under the terms of the Plan.

The Administrator will provide to the transferee a statement showing the number of shares transferred to, and held in, his or her account under the Plan.

28. Are there any restrictions on the transferability of shares purchased under the Plan?

In general, no resale restrictions should apply to the resale or other transfer of shares purchased under the Plan. The shares to be purchased by the Administrator for Participants generally will have been registered by us pursuant to the federal securities laws, although the Administrator may purchase shares in the open market or in private transactions which have not been so registered. In either case, certain resale restrictions may apply if you are an affiliate of the Company (for example, an executive officer, director, major shareholder, or a relative of any such person).

29. What happens in the event of my death?

In the event of death, your account under the Plan will continue and dividends will continue to be reinvested until the Administrator receives instructions from a duly authorized representative of your estate.

30. Who interprets the Plan?

We interpret and regulate the Plan, and any determinations made by us will be final and binding on all parties, including Plan Participants. We may adopt rules and regulations to facilitate administration of the Plan. The terms and conditions of the Plan and its operation are governed by the laws of the State of Ohio applicable to agreements made and to be performed within such jurisdiction.

31. May the Plan be changed or discontinued?

While we hope to continue the Plan indefinitely, we may modify, amend, suspend, or terminate the Plan, or any shareholder’s interest therein, at any time, including the period between a dividend record date and the related dividend payment date for any reason. If the Plan is amended or restated, a current Participant will automatically be enrolled unless the Participant gives written notice to the contrary. We and/or the Plan Administrator also reserve the right to terminate any shareholder’s participation in the Plan at any time. We will provide notice to you of any modification, amendment, suspension or termination.

32. What is the responsibility of the Company, the Administrator, and the Bank?

In administering the Plan, none of the Company, the Administrator or the Bank will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim or liability arising from:

•	the failure to terminate a deceased Participant’s account prior to receipt by the Administrator of written notice of such death;

•	the prices at which shares are purchased for a Participant’s account;

•	the inability to purchase shares at any time;

•	the Company’s decision not to issue shares for purchase under the Plan;

•	the time when purchases are made; or

•	any fluctuations in the market value of shares.

None of the Company, the Administrator, the Bank or their respective employees can provide any assurance of a profit or protection against a loss with respect to any shares purchased or held for safekeeping under the Plan.

Plan of Distribution

Except to the extent that the Administrator purchases shares in open market transactions, the shares acquired under the Plan will be sold directly by us through the Plan. We will pay most costs of administering the Plan. You will incur no brokerage commissions or services charges in connection with your purchases of our shares. Commissions, service charges and fees in connection with the Plan are as set forth in Question 11. Such commissions, service charges and fees may change. You may obtain a current list of applicable commissions, service charges and fees at any time from the Administrator.

Subject to the availability of shares registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends.

Use of Proceeds

Shares purchased by the Administrator in open market or negotiated transactions will provide no cash proceeds to the Company. All shares purchased directly from the Company will provide cash proceeds to the Company, which proceeds will be used for general corporate purposes, to supplement our capital, to support growth or as a contribution to the capital of the Bank, which may use the capital for similar purposes. We have no basis for estimating either the number of shares that will ultimately be purchased directly from us, if any, under the Plan or the prices at which such shares will be sold.

Indemnification of Directors and Officers

Article FIVE of the Company’s Regulations authorizes the Company to indemnify any officer or director who was or is a party or is threatened to be made a party to any civil, criminal, administrative or investigative action, suite or proceeding by reason of the fact that the person is the Company as a director, trustee, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company may indemnify any such officer or director for expenses, judgments and fines incurred and amounts paid in settlement by that person only if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company or had no reasonable cause to believe his conduct was unlawful in a criminal action.

Indemnification can only be provided (1) by the majority vote of a quorum of directors of the Company who were not and are not parties to, or threatened with, any such action, suite or proceeding, or (2) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by disinterested, independent legal counsel, or (3) by a majority vote of a quorum of shareholders of the Company, or (4) by the Court of Common Pleas of Trumbull County, Ohio, or, if the Company is a party thereto, the court in which such action, suit or proceeding was brought.

The Company has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.

Division (E) of Section 1701.13 of the Ohio Revised Code also provides for the authority of the Company to indemnify a director, officer, employee or agent of the Company. The statutory provision is very similar, but not identical, to the language contained in Article FIVE of the Regulations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Legal Opinion

On behalf of the Company, the law firm of Vorys, Sater, Seymour and Pease LLP, 301 East Fourth Street, Suite 3500, Great American Tower, Cincinnati, Ohio 45202, is giving an opinion upon the validity of the shares to be issued under the Plan.

Experts

S. R. Snodgrass A.C., our independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which are incorporated by reference into this Prospectus and elsewhere in the Registration Statement of which this Prospectus is a part. Our financial statements are incorporated by reference in reliance on S. R. Snodgrass A. C.’s report, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

This Prospectus is a part of a Registration Statement on Form S-3 that we filed with the SEC to register the shares that will be available for purchase under the Plan. As permitted by SEC rules, this Prospectus does not contain all of the information included in the Registration Statement or the exhibits to the Registration Statement. You should refer to the Registration Statement and the documents filed or incorporated by reference as exhibits to the Registration Statement for more information about us and our shares.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an internet site that contains reports, proxy and information statements and other information about issuers, like us, who file such material electronically with the commission. The address of the SEC’s Web site is http://www.sec.gov. Our principal Internet address is www.cortland-banks.com. We make available, free of charge, on or through our Web site, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such report with, or furnish them to, the SEC. The contents of our Web site are not part of this Prospectus, and the reference to our Web site does not constitute incorporation by reference into this Prospectus of the information included or referred to on our Web site.

Documents Incorporated By Reference

The rules and regulations of the SEC allow us to “incorporate by reference” certain information in this Prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed with the SEC. The following documents that we have filed with the SEC are incorporated in this Prospectus by reference and considered a part of this Prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 2012;

•	our Current Reports on Form 8-K filed with the SEC on April 27, May 24, July 31, October 3, October 25, and October 31, 2012; and

•	the description of our shares contained in our Current Report on Form 8-K filed with the SEC on November 21, 2012.

We are also incorporating by reference in this Prospectus all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in the documents that is deemed to have been furnished and not filed) after the date of this Prospectus and prior to the termination or completion of the offering described herein.

You can obtain copies of any of the documents incorporated by reference in this Prospectus (including any exhibits that are specifically incorporated by reference in such documents), without charge, by writing or phoning us at the following address and phone number: Investor Relations Officer; Cortland Bancorp; 194 West Main Street; Cortland, Ohio 44410; (330) 637-8040.

Because we are incorporating by reference in this Prospectus our future filings with the SEC, this Prospectus is continuously updated and our future filings may modify or supersede some of the information included or incorporated by reference in this Prospectus. This means that you must look at all of the SEC filings that we incorporate herein by reference to determine if any of the statements in this Prospectus or in any document previously incorporated herein by reference have been modified or superseded. In case of a conflict or inconsistency between information contained in this Prospectus and information incorporated by reference in this Prospectus, you should rely on the information that was filed later.

PART II	INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other expenses of Issuance and Distribution

SEC registration fee	$2,707
Legal fees and expenses*	$67,000
Accounting fees and expenses*	$3,500
Printing and mailing costs*	$5,000
Blue sky filing fees*	$5,135

Total	$83,342

*	Estimated pursuant to instruction to Rule 511 of Regulation S-K.

Item 15.	Indemnification of Directors and Officers

(a) Ohio General Corporation Law

Division (E) of Section 1701.13 of the Ohio Revised Code addresses indemnification by an Ohio corporation and provides as follows:

(E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(l) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders;

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought. Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

(5)(a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

(i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

(6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9) As used in division (E) of this section, references to “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

  Article Five of the Code of Regulations of the Registrant, as amended, governs the indemnification of officers and directors of the Registrant. Article Five provides:

Section 5.01.	Mandatory Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

Section 5.02.	Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

	(A)	the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Trumbull County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and, in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

	B.	the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

Section 5.03.	Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.

Section 5.04.	Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Trumbull County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any. Any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]. No failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit. Within ten (10) days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas of Trumbull County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

Section 5.05.	Advances for Expenses. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

(A) if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or

(B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Trumbull County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

Section 5.06.	Article Five Not Exclusive. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the articles or the regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 5.07.	Insurance. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or their enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

Section 5.08.	Certain Definitions. For purposes of this Article Five, and as examples and not by way of limitation:

	(A)	A person claiming indemnification under this Article Five shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

	(B)	References to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” within the meaning of that term as used in this Article Five.

Section 5.09.	Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Trumbull County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Trumbull County, Ohio in any such action, suit or proceeding.

The Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities that might be incurred by them in such capacities.

Item 16.	Exhibits

4.1	Restated Amended Articles of Incorporation of Cortland Bancorp reflecting amendment dated June 25, 1999

4.2	Code of Regulations of Cortland Bancorp, as amended

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP

23.1	Consent of S.R. Snodgrass A.C.

23.2	Consent of Vorys, Sater, Seymour and Pease LLP

24.1	Powers of Attorney

99.1	Press Release

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cortland, State of Ohio, on November 20, 2012.

CORTLAND BANCORP

By:	/s/ James M. Gasior
James M. Gasior, President,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James M. Gasior James M. Gasior	President, Chief Executive Officer (Principal Executive Officer), and Director	November 20, 2012

/s/ David J. Lucido David J. Lucido	Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	November 20, 2012

/s/ Timothy K. Woofter* Timothy K. Woofter	Director	November 20, 2012

/s/ Jerry A. Carleton* Jerry A. Carleton	Director	November 20, 2012

/s/ Timothy Carney* Timothy Carney	Director	November 20, 2012

/s/ David C. Cole* David C. Cole	Director	November 20, 2012

/s/ George E. Gessner* George E. Gessner	Director	November 20, 2012

/s/ James E. Hoffman, III* James E. Hoffman, III	Director	November 20, 2012

/s/ Neil J. Kaback* Neil J. Kaback	Director	November 20, 2012

/s/ Joseph E. Koch* Joseph E. Koch	Director	November 20, 2012

/s/ Richard B. Thompson* Richard B. Thompson

*	/s/ David J. Lucido
David J. Lucido
as attorney-in-fact

INDEX TO EXHIBITS

Exhibit No.	Description	Location

4.1	Restated Amended Articles of Incorporation of Cortland Bancorp reflecting amendment dated June 25, 1999	[For SEC reporting compliance only – not filed with the Ohio Secretary of State]. Incorporated herein by reference to Exhibit 3.1 to Cortland Bancorp’s Annual Report on Form 10-K for fiscal year ended December 31, 2005 (SEC File No. 000-13814)

4.2	Code of Regulations of Cortland Bancorp	Incorporated herein by reference to Exhibit 3.2 to Cortland Bancorp ‘s Annual Report on Form 10-K for fiscal year ended December 31, 2005 (SEC File No. 000-13814)

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP	Filed herewith

23.1	Consent of S.R. Snodgrass A.C.	Filed herewith

23.2	Consent of Vorys, Sater, Seymour and Pease LLP	Included in Exhibit 5.1

24.1	Powers of Attorney	Filed herewith

99.1	Press Release	Filed herewith